Exhibit 99.1

Know Labs Receives New Patent for Its Non-Invasive Diagnostic
Technology Platform, Bringing Patents Issued and Pending to Nearly 60

SEATTLE – June 22, 2021 -- Know Labs, Inc. (OTCQB: KNWN), an emerging leader in non-invasive medical diagnostics, today announced it has been granted an additional patent for its Bio-RFIDTM technology, growing its substantial patent portfolio to 57 issued and pending patents, an important milestone for the company.

“We are building a breakthrough platform technology that will revolutionize medical diagnostics, beginning with what we believe will be the world’s first non-invasive glucose monitoring device,” said Phil Bosua, Know Labs CEO and Bio-RFID inventor. “This patent is critical because without the ability to control the timing of the frequency capture, accurate non-invasive measurements using radio frequency on the human body are not possible. We’ve been granted 22 patents to date and have 35 more pending. Our advances will lead to breakthroughs in diagnostics and potentially disease prevention, so we are pursuing and delivering on a disciplined intellectual property strategy to protect our innovative technology and its value.”

U.S. Patent No. 11,033,208 was issued by the United States Patent and Trademark Office and is titled “Fixed Operation Time Frequency Sweeps for an Analyte Sensor.” The patent relates to how operation of the Know Labs Bio-RFID sensor technology is controlled. The sensing routines conducted by the sensor to non-invasively detect an analyte in the body are conducted substantially identically to one another, which means results are obtained under as close to identical conditions as possible. This allows for a more accurate comparison between the results of each sensing routine, increasing the precision and accuracy of the Know Labs Bio-RFID sensor technology in non-invasively measuring and identifying a variety of analytes, including glucose.

Know Labs recently reported successful results from an independent pre-clinical study validating the company’s Bio-RFID technology. This newly issued patent demonstrates the accuracy and sensitivity of the sensor, which is necessary for successful FDA clinical trials for the company’s non-invasive blood glucose monitor.

Know Labs will continue to align its product development efforts with its intellectual property strategy. The company continues to file new patents regularly and will provide further detail on the scope and reach of its intellectual property portfolio as patents are issued.

About Know Labs, Inc.
Know Labs, Inc. is a public company whose shares trade under the stock symbol “KNWN.” The Company’s technology uses spectroscopy to direct electromagnetic energy through a substance or material to capture a unique molecular signature. The Company refers to its technology as Bio-RFID™. The Bio-RFID technology can be integrated into a variety of wearable, mobile or bench-top form factors. This patented and patent pending technology makes it possible to effectively conduct analyses that could only previously be performed by invasive and/or expensive and time-consuming lab-based tests. The first application of our Bio-RFID technology will be in a product marketed as a glucose monitor. It will provide the user with real time information on their blood glucose levels. This product will require US Food and Drug Administration approval prior to its introduction to the market.

Safe Harbor Statement
This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Know Labs, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; and (iv) performance of products. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Know Labs, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2020, Forms 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Relations section of our website at www.knowlabs.co. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Know Labs, Inc. Contact:
Jordyn (Theisen) Hujar
jordyn@knowlabs.co
Ph. (206) 629-6414